WWW.THEHACKETTGROUP.COM

Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2025 Results

MIAMI, FL (February 17, 2026) – The Hackett Group, Inc. (NASDAQ: HCKT), a leading generative artificial intelligence (Gen AI) consultancy and digital transformation firm that enables Digital World Class® performance, today announced its financial results for the fourth quarter, which ended on December 26, 2025.

“We reported operating results with revenues and adjusted earnings per share that were above and at the high end of our guidance, respectively. While we cannot control short-term market sentiment or demand volatility, we can - and do - control the intrinsic value we create,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group, Inc. “The current environment also creates the opportunity for new leaders to emerge. Over the past two years, we have been systematically expanding our suite of Gen AI enabled platforms to lead in the rapidly emerging Agentic Enterprise era. By embedding our IP into our new platforms and models, we believe we will be able to generate new revenue with higher margins, in entirely new ways that allow us to deliver breakthrough ROI. We are looking forward to 2026!”

Financial Highlights

•
Total revenue in the fourth quarter of 2025 was $75.8 million and revenue before reimbursements was $74.8 million, which exceeded the high end of our guidance. This compares to total revenue of $79.2 million and revenue before reimbursements of $77.5 million in the fourth quarter of the prior year.

•
GAAP diluted earnings per share was $0.21 in the fourth quarter of 2025, as compared to $0.12 in the fourth quarter of 2024. 2025 fourth quarter GAAP net income was impacted by non-cash compensation expense recognized in association with the stock price award program announced in September 2024 of $1.8 million, or $0.08 per diluted earnings per share. In addition, 2025 GAAP net income was impacted by the LeewayHertz acquisition related non-cash compensation and related expenses of $1.1 million, or $0.04 per diluted earnings per share.

•
Adjusted diluted earnings per share, a non-GAAP measure, for the fourth quarter of 2025 was $0.40, which was at the high end of our guidance, as compared to $0.47 in the fourth quarter of 2024. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

•
During the fourth quarter of 2025, the Company completed its “Dutch auction” tender offer through which it repurchased 2.0 million shares for a total cost of $41.2 million, or $20.29 per share, including transaction related fees; lowering the outstanding shares by approximately 7%. As of the end of the fourth quarter, the Company’s remaining share repurchase program authorization was $11.4 million.

•
As of December 26, 2025, the Company’s cash balances were $18.2 million, with $76.0 million outstanding on the Company’s credit facility. Cash flows from operations were $19.1 million in the fourth quarter of 2025, as compared to $20.6 million in the fourth quarter of 2024.

•
Subsequent to the end of the fourth quarter, the Company's Board of Directors approved an additional $13.6 million under its share repurchase program and declared the first quarterly dividend of $0.12 per share for its shareholders of record on March 20, 2026, to be paid on April 3, 2026.

Business Outlook for the First Quarter of 2026

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the first quarter of 2026 will be in the range of $70.5 million to $72.0 million.

•
The Company estimates adjusted diluted earnings per share for the first quarter of 2026 to be in the range of $0.34 and $0.36, assuming a GAAP effective tax rate of 26.3%.

Conference Call and Webcast Details

•
On Tuesday, February 17, 2026, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Fourth Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 17, 2026 and will run through 5:00 P.M. ET on Tuesday, March 3, 2026. To access the rebroadcast, please dial (800) 568-3652. For International callers, please dial (203) 369-3289.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 17, 2026 and will run through 5:00 P.M. ET on Tuesday, March 3, 2026. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excluded non-cash stock-based compensation expense, acquisition-related non-cash stock-based compensation expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of

GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a Gen AI strategic consulting and digital transformation firm that enables Digital World Class® performance. Using Hackett AI XPLR™, ZBrain™, XT™, AIXelerator™, AskHackett™ and Quantum Leap® platforms, the company’s experienced professionals and engineers help organizations realize the power of Gen AI from ideation through implementation to achieve quantifiable, breakthrough results with unprecedented speed, allowing it to be key architects of their Gen AI journey. The company’s expertise is grounded in unparalleled best practices insights from enterprise performance benchmarks from the world’s leading businesses – including 97% of the Dow Jones Industrials, 90% of the Fortune 100, 68% of the DAX 40 and 53% of the FTSE 100. Visit us at www.thehackettgroup.com.

Trademarks

The Hackett Group®, quadrant logo, Digital World Class® and Quantum Leap® are the registered marks of The Hackett Group®.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that could impact such forward-looking statements include, among others, changes in worldwide and U.S. economic conditions that impact business confidence and the demand for our products and services, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions, our ability to effectively integrate acquisitions, including the Leeway acquisition, into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of the geopolitical conflict involving Russia and Ukraine and in the Middle East on our business and changes in general economic conditions, interest rates and our ability to obtain additional debt financing if needed as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Page 4 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2025	2024	2025	2024
Revenue:
Revenue before reimbursements	$74,820	$77,456	$300,846	$307,028
Reimbursements	931	1,779	4,780	6,827
Total revenue	75,751	79,235	305,626	313,855

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $3,107 and $14,600 and $5,324 and $10,491 of non-cash stock based compensation expense in the three and twelve months ended December 26, 2025 and December 27, 2024, respectively)	43,196	46,209	183,681	183,792
Reimbursable expenses	931	1,779	4,780	6,827
Total cost of service	44,127	47,988	188,461	190,619

Selling, general and administrative costs (includes $2,240 and $16,028 and $4,928 and $9,033 of non-cash stock based compensation expense in the three and twelve months ended December 26, 2025 and December 27, 2024, respectively)	22,547	23,500	90,519	78,546
Legal settlement and related costs	-	-	-	102
Restructuring costs	-	-	3,112	-
Total costs and operating expenses	66,674	71,488	282,092	269,267

Operating income	9,077	7,747	23,534	44,588

Other expense, net:
Interest expense, net	(710)	(242)	(1,716)	(1,594)

Income before income taxes	8,367	7,505	21,818	42,994
Income tax expense	2,775	3,941	8,875	13,364
Net income	$5,592	$3,564	$12,943	$29,630

Basic net income per common share:
Income per common share	$0.21	$0.13	$0.47	$1.08
Weighted average common shares outstanding	26,742	27,556	27,305	27,560

Diluted net income per common share:
Income per common share	$0.21	$0.12	$0.46	$1.05
Weighted average common and common equivalent shares outstanding	27,145	28,604	27,907	28,091

Page 5 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 26,	December 27,
	2025	2024
ASSETS
Current assets:
Cash	$18,197	$16,366
Accounts receivable and contract assets, net	59,505	57,079
Prepaid expenses and other current assets	6,175	2,901
Total current assets	83,877	76,346
Property, software and equipment, net	24,011	20,343
Other assets	358	350
Intangible assets	3,252	2,312
Goodwill	90,659	89,782
Operating lease right-of-use assets	2,484	2,744
Total assets	$204,641	$191,877

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,295	$6,503
Accrued expenses and other liabilities	28,824	30,789
Contract liabilities	12,317	11,118
Income tax payable	74	3,753
Operating lease liabilities	1,259	965
Total current liabilities	48,769	53,128
Long-term deferred tax liability, net	10,731	8,464
Long-term debt	75,818	12,734
Operating lease liabilities	1,223	1,977
Total liabilities	136,541	76,303

Shareholders' equity	68,100	115,574
Total liabilities and shareholders' equity	$204,641	$191,877

Page 6 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2025	2024	2025	2024
Global S&BT (1):
Revenue before reimbursements	$38,615	$43,207	$167,266	$168,274
Cost of sales	19,651	21,478	86,177	89,275
Gross margin	18,964	21,729	81,089	78,999
Selling, general and administrative costs	7,184	7,041	30,295	27,416
Segment contribution	11,780	14,688	50,794	51,583
Oracle Solutions (2):
Revenue before reimbursements	$14,003	$17,408	$71,247	$82,472
Cost of sales	11,507	12,635	50,884	55,856
Gross margin	2,496	4,773	20,363	26,616
Selling, general and administrative costs	1,599	1,814	7,967	7,507
Segment contribution	897	2,959	12,396	19,109
SAP Solutions (3):
Revenue before reimbursements	$22,202	$16,841	$62,333	$56,282
Cost of sales	8,797	6,416	31,832	27,757
Gross margin	13,405	10,425	30,501	28,525
Selling, general and administrative costs	4,823	3,515	10,116	9,782
Segment contribution	8,582	6,910	20,385	18,743
Total Company (4):
Total segment contribution	21,259	24,557	83,575	89,435

Items not allocated to segment level (4):
Corporate general and administrative expenses	5,347	5,042	20,542	20,787
Non-cash stock based compensation expense	2,640	3,345	10,915	11,782
Stock price award program compensation expense	1,751	5,142	16,804	5,745
Acquisition-related cash compensation expense	102	349	178	390
Acquisition-related non-cash stock based compensation expense	956	1,765	2,911	1,997
Acquisition-related costs	2	72	399	125
Restructuring costs	-	-	3,112	-
Legal settlement and related costs	-	-	-	102
Depreciation expense	1,073	947	4,184	3,771
Amortization expense	311	148	996	148
Interest expense, net	710	242	1,716	1,594
Income before taxes	$8,367	$7,505	$21,818	$42,994

(1) Global S&BT includes the results of our North America and International Gen AI Consulting, Implementation and Licensing, Benchmarking and Business Transformation offerings, Executive Advisory, Market Intelligence and IP as-a-Service, OneStream and eProcurement.

(2) Oracle Solutions includes the results of our EPM/ERP and AI Enablement practices.
(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Segment contributions consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation and amortization expense, legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2025	2024	2025	2024
GAAP NET INCOME	$5,592	$3,564	$12,943	$29,630
Adjustments (1):
Non-cash stock based compensation expense (2)	2,640	3,345	10,915	11,782
Stock price award program compensation expense (2)(3)	1,751	5,142	16,804	5,745
Acquisition-related cash compensation expense (4)	102	349	178	390
Acquisition-related non-cash stock based compensation expense (4)	956	1,765	2,911	1,997
Acquisition-related costs	2	72	399	125
Amortization expense	311	148	996	148
Restructuring	-	-	3,112	-
Legal settlement and related costs	-	-	-	102
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	11,354	14,385	48,258	49,919
Tax effect of adjustments above (5)	492	819	4,938	2,641
ADJUSTED NET INCOME (1)	$10,862	$13,566	$43,320	$47,278

GAAP diluted net income per common share	$0.21	$0.12	$0.46	$1.05
Adjusted diluted net income per common share (1)	$0.40	$0.47	$1.55	$1.68
Weighted average common and common equivalent shares outstanding	27,145	28,604	27,907	28,091

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price award program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of December 26, 2025, the first market condition had been met, and although the shares have not vested they are included in the Company's dilutive shares outstanding for the quarter ended December 26, 2025. As of December 26, 2025, the second and third market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation of $1.8 million and $16.8 million was recorded in the fourth quarter and twelve months of 2025, respectively.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of all of the non-cash stock based compensation expense was $0.4 million and $0.7 million the fourth quarters of 2025 and 2024, respectively, and $3.8 million and $2.4 million for the twelve months of 2025 and 2024, respectively. The impact of acquisition related cash compensation expense was $26 thousand and $45 thousand in the fourth quarter and twelve months in 2025, respectively. The impact of the acquisition related costs including amortization was $81 thousand and $0.4 million in the fourth quarter and twelve month period of 2025, respectively. The impact of the legal settlement and related costs was $27 thousand in in the twelve months in 2024. The impact of the restructuring cost was $0.8 million in the twelve months in 2025.

Page 8 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 26,	September 26,	December 27,
	2025	2025	2024
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$39,083	$42,925	$43,877
Reimbursements	468	527	670
Revenue before reimbursements	$38,615	$42,398	$43,207

Oracle Solutions:
Total revenue	$14,269	$16,504	$18,174
Reimbursements	266	151	766
Revenue before reimbursements	$14,003	$16,353	$17,408

SAP Solutions:
Total revenue	$22,399	$13,682	$17,184
Reimbursements	197	267	343
Revenue before reimbursements	$22,202	$13,415	$16,841

Total segment revenue:
Total revenue	$75,751	$73,111	$79,235
Reimbursements	931	945	1,779
Revenue before reimbursements	$74,820	$72,166	$77,456

Revenue Concentration:
(% of total revenue)
Top customer	3%	5%	8%
Top 5 customers	13%	17%	21%
Top 10 customers	23%	26%	29%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,301	1,317	1,284
Total headcount	1,588	1,599	1,553
Days sales outstanding (DSO)	71	71	66
Cash provided by operating activities (in thousands)	$19,066	$11,395	$20,640
Depreciation (in thousands)	$1,073	$1,052	$947
Amortization (in thousands)	$311	$311	$148
Capital expenditures (in thousands)	$2,008	$2,405	$1,018

Remaining Plan authorization:
Shares purchased (in thousands) (1)	2,032	839	117
Cost of shares repurchased (in thousands) (1)	$41,223	$17,405	$3,630
Average price per share of shares purchased (1)	$20.29	$20.73	$30.95
Remaining Plan authorization (in thousands) (2)	$11,368	$12,590	$27,516

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	37	268	-
Cost of shares purchased (in thousands)	$762	$5,514	$-
Average price per share of shares purchased	$20.67	$20.61	$-

(1) Includes the shares repurchased through the Tender Offer transaction in December 2025 from which the Company acquired 2.0 million shares at $20.29 per share, or $41.2 million, inclusive of transaction related fees.

(2) The Company's Board of Directors approved an additional $40.0 million to its share repurchase plan in the fourth quarter of 2025.